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                                                      EXHIBIT 10.68

                         COCA-COLA BOTTLING CO. CONSOLIDATED

                                1994 ANNUAL BONUS PLAN

          PURPOSE
          _________________________________________________________________

          The purpose of the bonus plan is to provide additional incentive to officers and employees of the Company in key positions.

          PLAN ADMINISTRATION

          _________________________________________________________________

          The plan will be administered by the Compensation Committee as elected by the Board of Directors. The Committee is authorized to establish new guidelines for administration of the plan, delegate certain tasks to management, make determinations and interpretations under the plan, and to make awards pursuant to the plan. All determinations and interpretations of the Committee will be binding upon the Company and each participant.

          PLAN GUIDELINES

          _________________________________________________________________

          ELIGIBILITY: The Compensation Committee is authorized to grant cash awards to any officer, including officers who are directors and to other employees of the Company and its affiliates in key positions.

          PARTICIPATION: Management will recommend annually key positions which should qualify for awards under the plan. The Compensation Committee has full and final authority in its discretion to select the key positions eligible for awards. Management will inform individuals in selected key positions of their participation in the plan.

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          _________________________________________________________________

          QUALIFICATIONS AND AMOUNT OF AWARDS:

          1. Participants will qualify for awards under the plan based on:

               (a)  Corporate goals set for the fiscal year.

               (b)  Division/Manufacturing Center goals or individual goals set for the fiscal year.

               (c)  The Compensation Committee may, in its sole discretion, amend or eliminate any individual award.

          2. The gross amount of the award will be specified as a percentage of base salary of the participant and will be determined on the following basis:

                     Goal Achievement*           Amount of Award
                       (in percent)              (as a % of max.)

                        89.0 or less                    0
                        89.1 -  94                     80
                        94.1 -  97                     90
                        97.1 - 100                    100
                       100.1 - 105                    110
                       105.1 - 110                    120

          *For 1994  this applies to all performance indicators except Free
          Cash Flow.   Calculation of free cash  flow component will be  as
          follows:

               For achievement in excess of target, the award will be 100% + percent over target multiplied by the weightage factor for Free Cash Flow.

               For  achievement  under  target,   the  award  will  be  the
               percentage of goal attained multiplied by the weightage factor.

               For example, if Free Cash Flow actual results were 101% of goal, and the weightage factor was 30%, the award would be 30% X 1.10. If achievement were 95% of goal, award would be 30% X 0.95. Likewise for performance of 80% of goal, the award would be 30% X 0.80.

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          3.   The total cash award to the participant will be computed as follows:

               Gross Cash Award = Base Salary X approved bonus % X the
               indexed  performance  factor  X  overall   goal  achievement
               factor.

          4. The Compensation Committee will review and approve all awards. The Committee has full and final authority in its discretion to determine the actual gross amount to be paid to participants. The gross amount will be subject to all local, state and federal minimum tax withholding requirements.

          5. Participant must be an employee of the Company on the date of payment to qualify for an award. Any participant who leaves the employ of the Company, voluntarily or involuntarily, prior to the payment date, is ineligible for any bonus. An employee who assumes a key position during the fiscal year may be eligible for a pro-rated award at the option of the Compensation Committee, provided the participant has been employed a minimum of three (3) months during the calendar year.


          6. Awards under the bonus program will not be made if any material aspects of the bottle contracts with The Coca-Cola Company are violated.

          PAYMENT DATE: Awards shall be paid upon notification from the Company's independent auditors of the final results of operations for the fiscal year. The Compensation Committee is authorized to establish an earlier payment date based on unaudited preliminary results.

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          SPECIAL  AWARD  PROVISION:    Management may  wish  to  recognize
          outstanding performances by individuals who may or may not be in eligible positions to receive an award. Management may recommend awards for such individuals, and the Compensation Committee is authorized to make such awards.

          AMENDMENTS, MODIFICATIONS AND TERMINATION

          The Compensation Committee is authorized to amend, modify or terminate the plan retroactively at any time, in part or in whole.


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                          APPROVED PERFORMANCE CRITERIA FOR
                          COMPENSATION COMMITTEE TO CONSIDER
                           IN AWARDING 1994 BONUS PAYMENTS

                                   CORPORATE GOALS

                                             WEIGHTAGE
          PERFORMANCE INDICATOR              FACTOR          GOAL**

          1.   Cash Flow:

               Operating Cash  Flow (A)           28         Approved Budget

               Free Cash  Flow  (B)               28         Approved Budget

          2.   Net  Income*                       10         Approved Budget

          3.   Unit Volume                        10         Approved Budget

          4.   Nielsen Market Share               14         Positive
                                                             Share Swing

          5.   Cold Drink Plan                    10         Completion
                                                             Of Plan
          NOTES:

          1. A. Operating cash flow is defined as income from operations before depreciation and amortization of goodwill and intangibles.

               B. Free cash flow is defined as the net cash available for debt paydown after considering non-cash charges, capital expenditures, taxes and adjustments for changes in assets and liabilities, but before payment of cash dividends. Specifically excluded would be acquisitions and capital expenditures made because of acquisitions. Specifically excluded from operating cash flow are gains/losses from:

                   -   Sales of franchise territories.
                   -   Sales of real estate
                   -   Sales of other assets
                   -   Other  items  as  defined  by  the  Compensation
                       Committee.

          NOTE:    *Before preferred dividends.
                   **It should be noted that none of the goals reflect the possibility of a Joint Venture or acquisitions. Should these events occur the goals would need to be recalculated.

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          2.   Net Income is defined as the after-tax reported earnings of the Company.

          3. Unit Volume is defined as bottle, can and pre-mix cases, converted to 8 oz. cases.
          4.   The following items will be considered for exclusions by the
               Committee:

               -  Unusual or extraordinary events of more than $50,000

               - Impact of non-budgeted acquisitions made after January 1, 1994.

               -  Adjustments required to implement unbudgeted changes in
                  accounting  principles  (i.e.,  FASB   rulings  regarding
                  health care benefits for retirees, deferred taxes, etc.).

               - Unbudgeted changes in depreciation and amortization schedules.

               - Premiums paid or received due to the retirement or refinancing of debt or hedging vehicles.

          5. Bonus program will not be in force if any material aspects of the Bottle Contracts with TCCC are violated.

          6.   For purposes of determining 1994 incentive compensation,
               accounting  practices  and   principles  used  to  calculate
               "actual" results will be consistent with those used in calculating the budget.